Exhibit 99.1

For Immediate Release

urban-gro, Inc. Commences Trading on OTCQX

Company’s Trading Symbol Changes to “UGRO”

Lafayette, Colo., (October 7, 2019) – urban-gro, Inc. (“urban-gro” or the “Company”) (OTCQX: UGRO), a leading agricultural solution and technology company that works with leading commercial cannabis cultivators around the world, announced today that its common shares are now trading on the OTCQX under the symbol "UGRO” (formerly “UGRW”). As a result, U.S. investors can find current financial disclosure and Real-Time Level 2 quotes for the Company on www.otcmarkets.com. The OTCQX is expected to provide urban-gro shareholders and prospective investors with a transparent, better-informed approach to research and to trade their shares.

“urban-gro joins a select group of cannabis cultivators and cannabis-related ancillary companies approved to trade on the OTCQX,” said Bradley Nattrass, Chairman and CEO of urban-gro, Inc. “As a leading indoor cultivation facility design and systems integrator with customers across North America, urban-gro works side-by-side with owners and cultivators to develop high-performance facilities that are resource efficient, viable in a competitive marketplace, and compliant within strict regulatory environments. With an integrated approach focused on both pre and post operation start-up, we are laser focused on delivering solutions that maximize crop quality, consistency, and yield.”

Nattrass also said, “urban-gro is committed to building long-term shareholder value and, as the highest trading market available for cannabis-related companies, trading on the OTCQX is a critical step in our capital market and corporate development strategy. Continuing with this commitment, we have also started the dual listing process to trade our Common Stock on the CSE in Canada.”

urban-gro has four business platforms: 1) pre start-up: facility engineering, design, and systems integration and post start-up: 2) cultivation optimization & technical support, 3) environmental sciences which includes odor, microbial and Integrated Pest Management (“IPM”) solutions, and 4) Soleil® Sense crop monitoring technology. Through these four platforms, urban-gro engages with customers in capital expense projects through the engineering, design, and optimization of new and existing facilities. The Company also provides subscription-based programs for its IPM and proprietary Soleil® Sense crop and facility monitoring initiatives.

urban-gro experts will meet with cultivators and provide live design and technology demos at the Marijuana Business MJBizCon in Las Vegas December 11-13, 2019 at Booth #C3514.

ABOUT URBAN-GRO

urban-gro is a leading agricultural solutions and technology company focused on serving commercial cultivators around the world. By combining its four business platforms—cultivation systems & design, cultivation optimization & technical support, environmental science, and technology—urban-gro provides integrated solutions for today’s commercial cannabis cultivators. The Company’s technology platform, Soleil®, delivers micro-climate intelligence using wireless, high-resolution sense technology. Cultivators are able to use the data reported to take action to protect their high value crops and optimize operations. urban-gro is recognized as one of the cannabis industry’s fastest growing companies. Visit www.urban-gro.com and soleiltech.ag to learn more. Follow urban-gro on Instagram, Facebook, Twitter and LinkedIn. Follow Soleil on Instagram.

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Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. These risks and uncertainties are further defined in filings and reports by us with the U.S. Securities and Exchange Commission (SEC).  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the Securities and Exchange Commission. Among other matters, we not be able to sustain growth or achieve profitability based upon many factors including, but not limited to, general market conditions. Reference is hereby made to cautionary statements set forth in our most recent SEC filings. We have incurred and will continue to incur significant expenses in our expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long term.  Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time.

For inquiries, please contact:

Investor Relations Contact:
Phil Carlson

KCSA Strategic Communications

Email: pcarlson@kcsa.com

Phone: (212) 896-1233

Media Contact:
Anne Graf

KCSA Strategic Communications

Email: agraf@kcsa.com

Phone: (786) 390-2644

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